SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 6, 2005
Date of Report
 (Date of earliest event reported)

RITA Medical Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-30959	94-3199149
(Commission File Number)	(I.R.S. Employer Identification No.)

967 N. Shoreline Blvd.
Mountain View, CA 94043
(Address of principal executive offices, with zip code)

(650) 314-3400
(Registrant's telephone number, including area code)

Item 8.01. Other Events and Required FD Disclosure.

On April 4, 2005, RITA Medical Systems, Inc. (Nasdaq: RITA) announced that radiofrequency ablation (RFA) was featured in more than 15 clinical papers presented at the Society of Interventional Radiology 2005 Annual Meeting, held in New Orleans March 31 through April 5. In addition to podium presentations, poster sessions, educational workshops and other clinical presentations involving RFA, conference organizers presented clinical data from studies using RITA RFA technology for treating pain in patients whose liver cancer has metastasized to the bone, and in lung cancer patients with unresectable tumors. A copy of RITA’s press release announcing this introduction is attached as Exhibit 99.1 hereto and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITA Medical Systems, Inc.

Date: April 7, 2005	By:	/s/ Donald Stewart
Donald Stewart, Chief Financial Officer and Vice President Finance and Administration

RITA MEDICAL SYSTEMS, INC.

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release of RITA Medical Systems, Inc. dated April 6, 2005.